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                                                                    Exhibit 99.1

(ENSTAR LOGO)                                                      Press Release

Date: December 30, 2005    Contact: Amy M. Dunaway
For Release: Immediately   Telephone: (334) 834-5483

                        THE ENSTAR GROUP, INC. ANNOUNCES
                       ACQUISITION OF UK INSURANCE COMPANY

     Montgomery, Alabama - December 30, 2005 - The Enstar Group, Inc. ("Enstar") (Nasdaq:ESGR) today announced that its partially owned equity affiliate, Castlewood Holdings Limited ("Castlewood Holdings"), and Shinsei Bank, Limited ("Shinsei") have signed definitive agreements for the purchase of Aioi Insurance Company of Europe Limited ("Aioi Europe"), a London-based subsidiary of Aioi Insurance Company, Limited. The aggregate purchase price to be paid for Aioi Europe is L62 million (approximately $108 million), with L50 million in cash upon the closing of the transaction and L12 million in the form of a promissory note, payable twelve months from the date of the closing.

     The acquisition will be effected through Hillcot Holdings Ltd. ("Hillcot"), a Bermuda-based company, which is jointly owned by Castlewood Holdings and Shinsei. Castlewood Holdings has a 50.1% economic and 50% voting interest in Hillcot. Subject to regulatory approval, the acquisition is expected to be completed during the first quarter of 2006.

     Aioi Europe has underwritten general insurance and reinsurance business in Europe for its own account and in conjunction with Toyota Financial Services. During 2002, Aioi Europe generally ceased underwriting, and placed into run-off, its general insurance and reinsurance business. However, Aioi Europe continued its underwriting with Toyota Financial Services and for the European operations of certain Japanese companies. This ongoing portion of Aioi Europe's business will be transferred effective January 1, 2006, to Aioi Motor and General Insurance Company of Europe, Limited, a new UK subsidiary of Aioi Insurance Company, Limited, and will not be acquired by Hillcot.

     Aioi Europe had total consolidated assets of approximately L332 million and total equity of approximately L64 million at December 31, 2004, as reported in its UK regulatory financial statements.

     Castlewood Holdings, a Bermuda corporation, manages and acquires insurance and reinsurance companies, including companies in run-off, and provides management, consulting and other services to the insurance and reinsurance industry. Enstar owns an approximately 33% economic interest in Castlewood Holdings and 50% of its voting stock. Castlewood Holdings' share of the Aioi Europe acquisition is expected to be funded from cash on hand.

     J. Christopher Flowers, a member of Enstar's board of directors and its largest shareholder, is also a director of Shinsei.

                                      * * *

     This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements about the intent, belief or current

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expectations of Enstar and its management team regarding Castlewood Holdings'
and Shinsei's acquisition of Aioi Europe, the use of cash on hand to fund the acquisition and the acquisition's expected completion date. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements contained in this press release include adverse changes in the companies' financial results and conditions, changes in general economic and business conditions and other factors set forth in the Safe Harbor Compliance Statement for Forward-Looking Statements included as Exhibit 99.1 to Enstar's Form 10-K for the year ended December 31, 2004, and are hereby incorporated herein by reference.

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